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                                                                  Exhibit 10(aa)

                                ENESCO GROUP INC.
                                 2005 BONUS PLAN


COMPONENTS OF BONUS CALCULATION:

Net Sales                40%
Operating Income         60% (in absolute dollars)


BONUS PAYOUT SLIDING SCALES:

Achievement @  80% =          30% target payout
Achievement @  90% =          60% target payout
Achievement @  95% =          80% target payout
Achievement @ 100% =         100% target payout
Achievement @ 105% =         112% target payout
Achievement @ 110% =         125% target payout
Achievement @ 115% =         140% target payout




All bonus components will be calculated against the 2005 bonus goal sheet. Employees must be active full-time through the end of the year to be eligible for the annual incentive award. Enesco has the right to withhold partial or complete bonus payment in the event of employee serious misconduct at the discretion of the Board's Human Resources and Compensation Committee. Enesco may at anytime and from time to time, amend, modify or suspend this plan with/without prior notice. Enesco may at anytime and from time to time, amend, modify or suspend this plan with/without prior notice.